Exhibit 99.1
Bath & Body Works Reports 2024 Fourth Quarter and Full-Year Results and Provides 2025 Guidance

•Fourth quarter 2024 net sales of $2.8 billion and earnings per diluted share of $2.09, both exceeding guidance
•Fourth quarter net sales performance driven by strong traffic and conversion, building on Q3 momentum
•Company provides 2025 annual guidance of 1% to 3% net sales growth and earnings per diluted share of $3.25 to $3.60
•Board of Directors authorizes new $500M share repurchase program

COLUMBUS, Ohio – February 27, 2025 – Bath & Body Works, Inc. (NYSE: BBWI), a global leader in personal care and home fragrance, today reported fourth quarter and full-year fiscal 2024 results.

Gina Boswell, CEO of Bath & Body Works, commented, “Our team delivered strong performance that exceeded expectations on both the top and bottom line in the critical fourth quarter. This success was driven by our product innovation, strong execution and the outstanding customer experience provided by our associates.”

Boswell added, “Our strategy is working, and we are driving topline growth through product innovation, enhanced marketing and technology, and by extending our reach through category adjacencies and international expansion. Despite complex challenges facing the broader retail sector, we ended the second half of the year strong. As we enter 2025, we have a lot to be excited about, and we are eager to build on our momentum.”

Fourth Quarter 2024 Results

The company reported net sales of $2,788 million for the 13-week fiscal fourth quarter ended February 1, 2025, a decrease of 4.3% compared to net sales of $2,912 million for the 14-week fiscal fourth quarter ended February 3, 2024. Fourth quarter 2024 net sales incurred a headwind of approximately 500 basis points due to the shifted fiscal calendar, resulting from and including the extra week in 2023.

The company reported earnings per diluted share of $2.09 for the fourth quarter of 2024, compared to $2.55 last year. Fourth quarter operating income was $678 million compared to $696 million last year, and net income was $453 million compared to $579 million last year.

Reported fourth quarter 2023 results include a $112 million tax benefit related to the partial release of a valuation allowance on a deferred tax asset, an $8 million pre-tax impairment charge ($6 million net of tax of $2 million) related to an equity method investment and a $6 million pre-tax gain ($5 million net of tax of $1 million) associated with the early extinguishment of debt. Excluding these items, adjusted fourth quarter 2023 earnings per diluted share was $2.06 and adjusted net income was $469 million.

Full-Year 2024 Results

Net sales decreased 1.6% to $7,307 million for the 52-week fiscal year ended February 1, 2025, compared to $7,429 million for the 53-week fiscal year ended February 3, 2024. The 53rd week in fiscal 2023 represents a headwind of approximately 100 basis points to the net sales change in fiscal 2024.

The company reported earnings per diluted share of $3.61 for the year, compared to $3.84 in 2023. Full-year operating income was $1,266 million compared to $1,285 million last year, and net income was $798 million compared to $878 million last year. In fiscal 2024, the company repurchased 10.4 million shares of common stock for $400 million and repurchased $514 million principal amount of senior notes. We exited the year at our debt leverage ratio goal of 2.5x gross adjusted debt-to-EBITDAR.

Reported full-year 2024 results include a $39 million pre-tax gain ($25 million net of tax of $14 million) related to the sales of certain Easton investments and a $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.

Reported full-year 2023 results include a $112 million tax benefit related to the partial release of a valuation allowance on a deferred tax asset, $34 million of pre-tax gains ($26 million net of tax of $8 million) associated with the early extinguishment of debt and an $8 million pre-tax impairment charge ($6 million net of tax of $2 million) related to an equity method investment.

Excluding these items, adjusted full-year earnings per diluted share was $3.29 in 2024 compared to $3.27 last year and adjusted full-year net income was $729 million in 2024 compared to $747 million last year.

At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.

2025 Guidance

For fiscal 2025, the company is forecasting net sales to grow between 1% to 3% compared to $7,307 million in fiscal 2024. Full-year 2025 earnings per diluted share is expected to be between $3.25 and $3.60, compared to $3.61 and adjusted earnings per diluted share of $3.29 in fiscal 2024. The company’s full-year outlook includes the anticipated impact of approximately $300 million of cash deployed towards share repurchases. In Fiscal 2025, we expect to generate free cash flow of $750 to $850 million.

The company expects first quarter 2025 net sales to grow between 1% to 3% compared to $1,384 million in the first quarter of 2024. First quarter 2025 earnings per diluted share is expected to be between $0.36 and $0.43, compared to $0.38 in the first quarter of 2024.

Our forward-looking guidance reflects the impact of recently enacted tariffs on goods imported from China and excludes potential impacts from other possible tariff changes.

Stock Repurchase Authorization

Bath & Body Works, Inc. today also announced that the Board of Directors approved a new share repurchase program authorizing the company to repurchase up to $500 million of the company’s outstanding shares of common stock, which replaced the approximately $120 million remaining authority under the January 2024 program.

Earnings Call and Additional Information

Bath & Body Works, Inc. will conduct its fourth quarter earnings call at 8:30 a.m. Eastern Standard Time on February 27. To listen, call 877-407-9219 (international dial-in number: 201-689-8852). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13751262 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.

ABOUT BATH & BODY WORKS

Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables it to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,890 company-operated Bath & Body Works locations in the U.S. and Canada, more than 525 international franchised locations and an online storefront at bathandbodyworks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the seasonality of our business;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•difficulties arising from turnover in company leadership or other key positions;
•the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•our continued growth in part through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale and other distribution-related partners;
•our direct channel business;
•our ability to protect our reputation and our brand image;
•our ability to attract customers with marketing, advertising, promotional programs and our loyalty program;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch and expand new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, wars and other armed conflicts, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
◦duties, taxes, tariffs, and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; or
◦changing expectations regarding product safety due to new legislation;
•our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•the geographic concentration of third-party manufacturing facilities and our distribution facilities in central Ohio;
•our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•fluctuations in foreign currency exchange rates;
•fluctuations in product input costs;
•fluctuations in energy costs;
•our ability to adequately protect our assets from loss and theft;
•claims arising from our self-insurance;

•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and make share repurchases under share repurchase authorizations;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2023 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.

For further information, please contact:
Bath & Body Works, Inc.:
Luke Long
InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Fourth Quarter		Full-Year
	2024	2023	2024	2023
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net Sales	$2,788	$2,912	$7,307	$7,429
Costs of Goods Sold, Buying and Occupancy	(1,487)	(1,575)	(4,073)	(4,193)
Gross Profit	1,301	1,337	3,234	3,236
General, Administrative and Store Operating Expenses	(623)	(641)	(1,968)	(1,951)
Operating Income	678	696	1,266	1,285
Interest Expense	(76)	(86)	(312)	(345)
Other Income	10	12	74	81
Income Before Income Taxes	612	622	1,028	1,021
Provision for Income Taxes	159	43	230	143
Net Income	$453	$579	$798	$878

Net Income Per Diluted Share	$2.09	$2.55	$3.61	$3.84

Weighted Average Diluted Shares Outstanding	217	227	221	229

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	February 1, 2025	February 3, 2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$674	$1,084
Accounts Receivable, Net	205	224
Inventories	734	710
Easton Assets Held for Sale	96	—
Other	114	97
Total Current Assets	1,823	2,115
Property and Equipment, Net	1,127	1,220
Operating Lease Assets	949	1,056
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	130	144
Other Assets	50	135
Total Assets	$4,872	$5,463
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$338	$380
Accrued Expenses and Other	584	608
Current Operating Lease Liabilities	192	181
Income Taxes	117	120
Total Current Liabilities	1,231	1,289
Deferred Income Taxes	24	147
Long-term Debt	3,884	4,388
Long-term Operating Lease Liabilities	883	1,004
Other Long-term Liabilities	233	261
Total Equity (Deficit)	(1,383)	(1,626)
Total Liabilities and Equity (Deficit)	$4,872	$5,463

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Full-Year
	2024	2023
	(52 weeks)	(53 weeks)
Operating Activities:
Net Income	$798	$878
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	282	269
Deferred Income Taxes	(112)	(128)
Share-based Compensation Expense	40	43
Gain on Sales of Easton Investments	(39)	—
Loss (Gain) on Extinguishment of Debt	10	(34)
Impairment of Equity Method Investment	—	8
Changes in Assets and Liabilities:
Accounts Receivable	18	2
Inventories	(26)	(2)
Accounts Payable, Accrued Expenses and Other	(50)	(109)
Income Taxes Payable	(23)	34
Other Assets and Liabilities	(12)	(7)
Net Cash Provided by Operating Activities	$886	$954

Investing Activities:
Capital Expenditures	$(226)	$(298)
Proceeds from Sales of Easton Investments, Net of Fees Paid	40	—
Other Investing Activities	24	12
Net Cash Used for Investing Activities	$(162)	$(286)

Financing Activities:
Payments for Long-term Debt	$(522)	$(447)
Repurchases of Common Stock	(401)	(148)
Dividends Paid	(177)	(182)
Payments of Finance Lease Obligations	(17)	(15)
Tax Payments related to Share-based Awards	(16)	(11)
Net Payments to Victoria’s Secret & Co. related to Spin-Off	(2)	(3)
Other Financing Activities	3	(9)
Net Cash Used for Financing Activities	$(1,132)	$(815)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	$(2)	$(1)
Net Decrease in Cash and Cash Equivalents	(410)	(148)
Cash and Cash Equivalents, Beginning of Year	1,084	1,232
Cash and Cash Equivalents, End of Year	$674	$1,084

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(Dollars in millions, except per share amounts)

	Fourth Quarter		Full-Year
	2024	2023	2024	2023
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$453	$579	$798	$878
Gain on Sales of Easton Investments	—	—	(39)	—
Impairment of Equity Method Investment	—	8	—	8
Gain on Extinguishment of Debt	—	(6)	—	(34)
Tax Effect of Adjustments included in Other Income	—	—	14	7
Tax Benefit from Valuation Allowance Release	—	(112)	(44)	(112)
Adjusted Net Income	$453	$469	$729	$747

Reconciliation of Reported Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share
Reported Net Income Per Diluted Share	$2.09	$2.55	$3.61	$3.84
Gain on Sales of Easton Investments	—	—	(0.18)	—
Impairment of Equity Method Investment	—	0.04	—	0.04
Gain on Extinguishment of Debt	—	(0.03)	—	(0.15)
Tax Effect of Adjustments included in Other Income	—	—	0.06	0.03
Tax Benefit from Valuation Allowance Release	—	(0.49)	(0.20)	(0.49)
Adjusted Net Income Per Diluted Share	$2.09	$2.06	$3.29	$3.27

Debt Leverage Ratio
Long-term Debt			$3,884	$4,388
Total Operating Lease Liabilities			1,075	1,185
Adjusted Debt			$4,959	$5,573

Operating Income			$1,266	$1,285
Depreciation and Amortization			282	269
Total Lease Costs			418	402
EBITDAR			$1,966	$1,956
Debt Leverage Ratio			2.5	2.8

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
ADJUSTED FORECASTED FINANCIAL INFORMATION
(Unaudited)
(In millions)

	Full-Year
	2025
Reconciliation of Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow
	Low	High
Forecasted Net Cash Provided by Operating Activities	$1,020	$1,100
Forecasted Capital Expenditures	(270)	(250)
Forecasted Free Cash Flow	$750	$850

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2024
There were no adjustments to results in the first, third or fourth quarters of 2024.
In the second quarter of 2024, adjusted results exclude the following:
•A $39 million aggregate pre-tax gain ($25 million net of tax of $14 million), included in other income, related to the sales of certain Easton investments; and
•A $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.
Fiscal 2023
In the fourth quarter of 2023, adjusted results exclude the following:
•An $8 million pre-tax impairment charge ($6 million net of tax of $2 million), included in other income, related to an equity method investment;
•A $6 million pre-tax gain ($5 million net of tax of $1 million), included in other income, associated with the early extinguishment of outstanding notes; and
•A $112 million tax benefit related to the partial release of a valuation allowance on a deferred tax asset.
In the third quarter of 2023, adjusted results exclude:
•A $12 million pre-tax gain ($9 million net of tax of $3 million), included in other income, associated with the early extinguishment of outstanding notes.
In the second quarter of 2023, adjusted results exclude:
•A $9 million pre-tax gain ($7 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
In the first quarter of 2023, adjusted results exclude:
•A $7 million pre-tax gain ($5 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
Debt Leverage Ratio
Our Debt Leverage Ratio is defined as adjusted debt, which includes our long-term debt and total operating lease liabilities, divided by earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”). EBITDAR is calculated as operating income, which excludes interest and taxes, before depreciation, amortization and lease costs. Our Debt Leverage Ratio is a non-GAAP financial measure which we believe is useful to analyze our capital structure. Our Debt Leverage Ratio calculation may not be comparable to similarly-titled measures reported by other companies. Our Debt Leverage Ratio should be evaluated in addition to, and not considered a substitute for, other GAAP financial measures.
The “Adjusted Forecasted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Forecasted Free Cash Flow
Our Forecasted Free Cash Flow is defined as Forecasted Net Cash Provided by Operating Activities less our Forecasted Capital Expenditures. Our Forecasted Free Cash Flow is a non-GAAP financial measure which we believe is useful to analyze our anticipated ability to generate cash. Our Forecasted Free Cash Flow calculation may not be comparable to similarly-titled measures reported by other companies. Our Forecasted Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other GAAP financial measures.

BATH & BODY WORKS, INC.
Fourth Quarter 2024

Total Sales (In millions):

	Fourth Quarter			Full-Year
	2024	2023	% Change	2024	2023	% Change
	(13 weeks)	(14 weeks)		(52 weeks)	(53 weeks)
Stores - U.S. and Canada (a)	$2,109	$2,162	(2.4%)	$5,534	$5,507	0.5%
Direct - U.S. and Canada	595	656	(9.4%)	1,474	1,582	(6.8%)
International (b)	84	94	(10.1%)	299	340	(11.8%)
Total Bath & Body Works	$2,788	$2,912	(4.3%)	$7,307	$7,429	(1.6%)
(a)        Results include fulfilled buy online-pick up in store orders.
(b)    Results include royalties associated with franchised stores and wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	2/1/2025
United States	1,739	104	(61)	1,782
Canada	111	2	—	113
Total Bath & Body Works	1,850	106	(61)	1,895

Total Partner-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	2/1/2025
International	454	61	(21)	494
International - Travel Retail	31	5	(1)	35
Total International	485	66	(22)	529